Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

WestRock Company

(Exact Name of Registrant

as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)
Equity	Common Stock, par value $0.01 per share	Other	3,450,000	$46.43	$160,183,500.00	$92.70 per $1,000,000	$14,849.01
Total Offering Amounts					$160,183,500.00		$14,849.01
Total Fee Offsets							0
Net Fee Due							$14,849.01

(1)

This registration statement (this “Registration Statement”) covers the issuance of an aggregate of 3,450,000 additional shares of common stock, par value $0.01 per share, (“Common Stock”) of WestRock Company (the “Company”) that may be issued under the WestRock Company 2020 Incentive Stock Plan (the “Plan”), as amended by Amendment No. 1 thereto (the “Amendment”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 457(h)(2), no registration fee is required to be paid in respect of such interests.

(2)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transactions or pursuant to antidilution adjustments.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices per share of the Common Stock reported on the New York Stock Exchange on February 1, 2022.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.